                           SCHEDULE 14A (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]    Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12


                            SYMYX TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

        (2)    Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)    Proposed maximum aggregate value of transaction:

        (5)    Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:
        (2)    Form, Schedule or Registration Statement No.:
        (3)    Filing Party:
        (4)    Date Filed:

                            SYMYX TECHNOLOGIES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2000

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SYMYX TECHNOLOGIES, INC., a Delaware corporation (the "Company"), will be held on Wednesday, June 14 at 9:00 a.m. local time, at 3100 Central Expressway, Santa Clara, California 95051 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

     1. To elect three (3) Class I directors to serve for terms of three years expiring upon the 2003 Annual Meeting of Stockholders or until their successors are elected.

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2000.

     3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 17, 2000 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ Steven D. Goldby
                                          STEVEN D. GOLDBY
                                          Chairman
                                          Chief Executive Officer

Santa Clara, California
April 25, 2000

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            SYMYX TECHNOLOGIES, INC.
                            ------------------------

                          PROXY STATEMENT FOR THE 2000
                         ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 14, 2000
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Symyx Technologies, Inc. (the "Company" or "Symyx"), for use at the Annual Meeting of Stockholders to be held Wednesday, June 14, 2000 at 9:00 a.m. local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices at 3100 Central Expressway, Santa Clara, CA 95051. The Company's telephone number at that location is (408) 764-2000.

     These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 1999, including financial statements, were first mailed on or about May 5, 2000 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on April 17, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 29,734,925 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 375 stockholders. The closing price of the Company's Common Stock on the Record Date as reported by The National Association of Securities Dealers, Inc. Automated Quotation National Market was $47.63 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, or to the Inspector of Elections at the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") appointed for the meeting and will determine whether or not a quorum is present.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is not definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence of absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

     Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the three Class I directors, for the amendment of the Stock Plan, for the confirmation of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Company no later than November 30, 2000 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

     Pursuant to the Company's Restated Certificate of Incorporation, the Company's Board of Directors currently consists of ten persons, divided into three classes serving staggered terms of three years. Currently, there are three directors in Class I, three directors in Class II and four directors in Class
III. Three Class I directors are to be elected at the Annual Meeting. The Class II and Class III directors will be elected at the Company's 2001 and 2002 Annual Meetings of Stockholders, respectively. Each of the Class I directors elected at the Annual Meeting will hold office until the 2003 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

     In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

     The names of the three Class I nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class II and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

                 NAME                    AGE            PRINCIPAL OCCUPATION
                 ----                    ---            --------------------
NOMINEES FOR CLASS I DIRECTORS
  Thomas R. Baruch(1)..................  61    General Partner, CMEA Ventures
  Samuel D. Colella(2).................  60    General Partner, Institutional Venture
                                               Partners
  Martin Gerstel(1)....................  58    Chairman, Compugen, Ltd.
CONTINUING CLASS II DIRECTORS
  Steven D. Goldby.....................  60    Chairman of the Board and Chief
                                               Executive Officer
  Baron Gaulthaus Kraijenhoff..........  77    Director
  Francois A. L'Eplattenier, Ph.D. ....  61    Chairman, Novartis Venture Fund
CONTINUING CLASS III DIRECTORS
  Kenneth J. Nussbacher(1).............  47    Executive Vice President, Affymetrix,
                                               Inc.
  Mario M. Rosati(2)...................  53    Partner, Wilson Sonsini, Goodrich &
                                               Rosati
  Peter G. Schultz, Ph.D. .............  43    Head, Novartis Institute for Functional
                                               Genomics
  Isaac Stein(2).......................  53    President, Waverley Associates

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     There are no family relationships among any of the directors or executive officers of the Company

DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING

     Thomas R. Baruch has served as one of our directors since May 1996. Since 1988, Mr. Baruch has been a general partner of CMEA Ventures, a venture capital firm. From 1990 to 1996, Mr. Baruch also served as a special partner of New Enterprise Associates. Mr. Baruch serves on the boards of directors of Netro Corp., Aclara BioSciences, Inc. and Physiometrix, Inc. Mr. Baruch holds a B.S. from Rensselaer Polytechnic Institute and a J.D. from Capital University.

     Samuel D. Colella has served as one of our directors since August 1997. Since 1984, Mr. Colella has been a general partner of Institutional Venture Partners. Mr. Colella also serves as Chairman of Onyx Pharmaceuticals. Mr. Colella holds a B.A. and B.S. from the University of Pittsburgh and an M.B.A. from Stanford University.

     Martin S. Gerstel has served as one of our directors since February 1995. Mr. Gerstel serves as Chairman of Compugen, Ltd. and Vice Chairman of Itamar Medical Ltd. Previously, Mr. Gerstel participated in the founding of ALZA Corporation, where he held numerous positions including President and Chief Operating Officer from 1982 to 1987 and Co-Chairman and Chief Executive Officer from 1987 to 1993. Mr. Gerstel is a director of Teva Pharmaceuticals. Mr. Gerstel holds a B.S. from Yale University and an M.B.A. from Stanford University.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

     Steven D. Goldby has served as our Chairman of the Board and Chief Executive Officer since July 1998. Prior to joining Symyx, Mr. Goldby served as Chief Executive Officer of MDL Information Systems, Inc. from 1987 to July 1998. He held numerous management positions at ALZA Corporation from 1968 to 1981 including President of ALZA Pharmaceuticals and President of Dynapol, a subsidiary of ALZA. Mr. Goldby joined MDL Information Systems in 1982 as a Chief Operating Officer. He is a director of Aspect Development, Inc. and PeopleSoft, Inc.. Mr. Goldby holds an A.B. from the University of North Carolina and a J.D. from Georgetown University Law School.

     Baron Gualthaus Kraijenhoff has been one of our directors since January 1996. Following his retirement in 1978, Baron Kraijenhoff served as President of the Supervisory Council of AKZO N.V. since 1980. Baron Kraijenhoff also held numerous other management positions with AKZO N.V. and its predecessor company, KZO, including President of the Board of Management of AKZO N.V., President of the Board of Management of KZO, and Member of the Board of Management of KZO.

     Francois A. L'Eplattenier has served as one of our directors since October 1996. Since the merger of Ciba-Geigy with Sandoz to form Novartis in 1996, Dr. L'Eplattenier has served as Chairman of the Novartis Venture Fund. Since 1988, Dr. L'Eplattenier has served as a member of the Executive Committee of Ciba-Geigy, where he is responsible for Research and Development of the Group world-wide. From 1981 to 1988, Dr. L'Eplattenier served as Head of Research and Development of Plastics, Pigments and Additives at Geigy. From 1977 to 1981, Dr. L'Eplattenier served as Head of Central Research of Geigy. Dr. L'Eplattenier presently is a member of the Board of the Swiss Federal Institute of Technology. Dr. L'Eplattenier holds an M.S. and Ph.D. from the Swiss Federal Institute of Technology.

     Kenneth J. Nussbacher has served as one of our directors since February 1995. Mr. Nussbacher has been Executive Vice President of Affymetrix since 1995 and was Chief Financial Officer of Affymetrix from 1995 to 1997. From 1989 to 1995, he held several management positions at Affymax, most recently as Executive Vice President for Business and Legal Affairs and Managing Director of Affymax Technologies N.V. Mr. Nussbacher holds a B.S. from Cooper Union and a J.D. from Duke University.

     Mario M. Rosati has served as one of our directors since September 1994. Mr. Rosati has been with the Palo Alto, California law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1971, first as an associate and then as a member since 1975. Mr. Rosati also serves as a director of Aehr Test Systems, Genus, Inc., MyPoints.com, Inc., Ross Systems, Inc., Sanmina Corporation, The Management Network Group, Inc. and Vivus, Inc. Mr. Rosati holds a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.

     Peter G. Schultz, Ph.D. has been one of our directors since January 1996 and is one of our founders. Since November 1998, Dr. Schultz has been Head of the Novartis Institute for Functional Genomics. From 1985 to 1998, Dr. Schultz was Professor of Chemistry at the Lawrence Berkeley Laboratories of the University of California, Berkeley. He holds a B.S. and a Ph.D. from the California Institute of Technology.

     Isaac Stein has been one of our directors since October 1996. Since 1983, Mr. Stein has been President of Waverley Associates, a private investment firm. Mr. Stein is also a Managing Director of Technogen Enterprises, L.L.C., and a director of ALZA Corporation, the Benham Group of mutual funds, CV Therapeutics, Inc. and Chairman of Maxygen, Inc. Mr. Stein holds a B.A. from Colgate University and a J.D. and an M.B.A. from Stanford University.

VOTE REQUIRED

     The three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class I directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

BOARD MEETINGS, COMMITTEES AND DIRECTORS COMPENSATION

     The Board of Directors of the Company held a total of 5 meetings during the fiscal year ended December 31, 1999. All Directors attended at least 75% of the meetings held during 1999.

     The Board of Directors has an Audit Committee and Compensation Committee. It does not have a nominating committee or committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

     The audit committee consists of Thomas R. Baruch, Martin Gerstel and Kenneth J. Nussbacher. The audit committee makes recommendations to the board of directors regarding the selection of independent auditors, reviews the scope of audit and other services by our independent auditors, reviews the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits.

     The compensation committee consists of Samuel D. Colella, Mario M. Rosati and Isaac Stein. The compensation committee makes recommendations to the board of directors regarding our stock plans and the compensation of officers. None of the members of the compensation committee is currently, or has ever been at any time since our formation, one of our officers or employees. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our board of directors or compensation committee.

COMPENSATION OF DIRECTORS

     Our non-employee directors are reimbursed for expenses incurred in connection with attending board and committee meetings but are not compensated for their services as board or committee members. We have in the past granted non-employee directors options to purchase our common stock pursuant to the terms of our stock plans, and our board continues to have the discretion to grant options to new non-employee directors. Beginning in 2000, our outside directors will each annually receive automatic, nondiscretionary grants of options to purchase 7,500 shares of our common stock.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Ernst & Young LLP has audited the Company's financial statements annually since the Company's inception. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                               EXECUTIVE OFFICERS

     The following table sets forth information as of December 31, 1999 regarding executive officers of the Company.

                   NAME                     AGE                     POSITION
                   ----                     ---                     --------
Steven D. Goldby..........................  59     Chairman of the Board and Chief Executive
                                                   Officer
Isy Goldwasser............................  29     President and Chief Operating Officer
W. Henry Weinberg, Ph.D...................  55     Senior Vice President and Chief Technical
                                                   Officer
Jeryl L. Hilleman.........................  42     Senior Vice President and Chief Financial
                                                   Officer
Peter L. Brooks...........................  54     Senior Vice President, Business
                                                   Development

     Steven D. Goldby biographical information, infra, at Proposal No. 1.

     Isy Goldwasser has served as our President and Chief Operating Officer since February 1998. From February 1996 to February 1998, Mr. Goldwasser served as our Vice President of Corporate Development. From the founding of Symyx until February 1996, he held a business development position with us in which he was responsible for applications development, financing and operations. Mr. Goldwasser holds a B.S. from the Massachusetts Institute of Technology and an M.S. from Stanford University.

     W. Henry Weinberg has served as our Senior Vice President since August 1999 and our Chief Technical Officer since March 1996. Dr. Weinberg also previously served as our Vice President from March 1996 to August 1999. Dr. Weinberg is also Adjunct Professor of Chemical Engineering, Materials Engineering, and Chemistry at the University of California, Santa Barbara. Dr. Weinberg was Professor of Chemical Engineering, Materials Engineering, and Chemistry at the University of California, Santa Barbara from 1989 through September 1999. Dr. Weinberg is a member of the National Academy of Engineering. He holds a B.S. from the University of South Carolina and a Ph.D. from the University of California, Berkeley.

     Jeryl Lynn Hilleman has served as our Senior Vice President since August 1999 and our Chief Financial Officer since June 1997. Ms. Hilleman also previously served as our Vice President from June 1997 to August 1999. From 1992 to 1997, Ms. Hilleman held several senior positions at Geron Corporation, a biopharmaceutical company, including Vice President, Finance and Administration. Ms. Hilleman holds an A.B. from Brown University and an M.B.A. from the Wharton School of Business.

     Peter L. Brooks has served as our Senior Vice President, Business Development since November 1999. From 1972 to 1999, Dr. Brooks held various management and scientific positions with Raychem Corporation, including vice president of the Telecommunications Access Networks Division from 1997 to 1999, and vice president of the PolySwitch Electronics Components Division from 1992 to 1996. Between 1983 and 1992, he served as general manager of three different Raychem divisions. Mr. Brooks holds both a B.S. and a Ph.D. from the University of London, England.

EXECUTIVE OFFICER COMPENSATION

     The following table sets forth the compensation paid by us during 1998 and 1999 to our Chief Executive Officer and our other executive officers who received compensation of more than $100,000 during 1997, 1998 and 1999:

                                                                     LONG-TERM
                                                                   COMPENSATION
                                                 ANNUAL      -------------------------
                                              COMPENSATION   RESTRICTED    SECURITIES          ALL
                                              ------------     STOCK       UNDERLYING         OTHER
     NAME AND PRINCIPAL POSITION       YEAR    SALARY($)     AWARDS($)     OPTIONS(#)    COMPENSATION($)
     ---------------------------       ----   ------------   ----------    -----------   ---------------
Steven D. Goldby.....................  1999     $262,584      $     --        88,888        $     --
  Chief Executive Officer and          1998      125,040(1)    200,250(2)         --              --
  Chairman the Board
Isy Goldwasser.......................  1999      194,250            --        88,888              --
  President and Chief Operating
  Officer                              1998      171,667            --       186,666              --
W. Henry Weinberg, Ph.D..............  1999      255,717            --        88,888          60,000(4)
  Senior Vice President and            1998      240,533            --            --         218,620(3)
  Chief Technical Officer
Jeryl L. Hilleman....................  1999      194,250            --        88,888              --
  Senior Vice President and            1998      181,667            --        58,333              --
  Chief Financial Officer
Peter L. Brooks......................  1999       35,014(5)         --       175,000              --
  Senior Vice President,               1998           --            --            --              --
  Business Development

---------------
(1) Mr. Goldby joined Symyx in July 1998. His 1998 annual salary was $250,080.

(2) Mr. Goldby purchased 525,000 shares of common stock at a purchase price of approximately $0.58 per share. The aggregate purchase price was $303,750. If Mr. Goldby's services to Symyx are terminated, Symyx has the option to repurchase the shares at $0.58 per share. This option lapses as to a portion of the shares over time. The repurchase option will lapse for all of the shares in July 2002. The fair market value of our common stock as of December 31, 1998 was $0.96 per share as determined by the board of directors. The appreciated value of Mr. Goldby's shares as of December 31, 1998 was $200,250. The appreciated value is the difference between $0.58 and $0.96, $0.38, multiplied by the number of shares, 525,000.

(3) Consists of a $71,250 housing allowance, $139,870 in relocation reimbursement payments and $7,500 in imputed interest on an interest free loan.

(4) Consists of housing allowance and relocation payments.

(5) Dr. Brooks joined Symyx in October 1999. His 1999 annual salary was $240,000

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information relating to stock options granted during 1999 to our Chief Executive Officer and our other executive officers who received salary compensation of more than $100,000. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.

                                                 INDIVIDUAL GRANTS
                                  ------------------------------------------------
                                               PERCENT OF                             POTENTIAL REALIZABLE
                                                 TOTAL                                  VALUE AT ASSUMED
                                  NUMBER OF     OPTIONS                                  ANNUAL RATES OF
                                  SECURITIES   GRANTED TO                              STOCK APPRECIATION
                                  UNDERLYING   EMPLOYEES    EXERCISE                     FOR OPTION TERM
                                   OPTIONS         IN       PRICE PER   EXPIRATION   -----------------------
              NAME                GRANTED(1)    1999(2)       SHARE        DATE          5%          10%
              ----                ----------   ----------   ---------   ----------   ----------   ----------
Steven D. Goldby................    38,888        1.76%      $ 0.96        1/4/09    $   23,576   $   59,746
                                    50,000        2.26        12.00      10/20/09       377,337      956,245
Isy Goldwasser..................    38,888        1.76         0.96        1/4/09        23,576       59,746
                                    50,000        2.26        12.00      10/20/09       377,337      956,245
W. Henry Weinberg, Ph.D.........    38,888        1.76         0.96        1/4/09        23,576       59,746
                                    50,000        2.26        12.00      10/20/09       377,337      956,245
Jeryl L. Hilleman...............    38,888        1.76         0.96        1/4/09        23,576       59,746
                                    50,000        2.26        12.00      10/20/09       377,337      956,245
Peter L. Brooks.................   175,000        7.92        12.00      10/20/09     1,320,679    3,346,859

---------------
(1) We granted the following options to executive officers in February 2000, which have not been included in the above table. The options vest ratably over the vesting period:

                                  NUMBER OF
                                  SECURITIES
                                  UNDERLYING   EXERCISE
                                   OPTIONS     PRICE PER   EXPIRATION       VESTING
              NAME                 GRANTED       SHARE        DATE           PERIOD
              ----                ----------   ---------   ----------   ----------------
Steven D. Goldby................   216,724      $57.00      2/28/10     7/1/02 - 2/29/04
Isy Goldwasser..................   108,390       57.00      2/28/10     2/1/03 - 2/29/04
W. Henry Weinberg, Ph.D.........   270,890       57.00      2/28/10     2/1/02 - 2/29/04
Jeryl L. Hilleman...............   175,057       57.00      2/28/10     6/1/02 - 2/29/04

---------------
(2) We granted options to purchase a total of 2,209,817 shares of common stock during 1999.

AGGREGATE OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

     The following table sets forth information for our Chief Executive Officer and our other executive officers who received salary compensation of more than $100,000 in 1999, relating to option exercises in 1999 and the number and value of securities underlying exercisable and unexercisable options held at December 31, 1999:

                                                            NUMBER OF SECURITIES
                                                                 UNDERLYING               VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                               SHARES                         DECEMBER 31, 1999           DECEMBER 31, 1999(2)
                             ACQUIRED ON      VALUE      ---------------------------   ---------------------------
           NAME               EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   -----------   -----------   -------------   -----------   -------------
Steven D. Goldby...........         --       $    --        88,888          --         $2,029,308         --
Isy Goldwasser.............    155,555            --       119,999          --          2,932,771         --
W. Henry Weinberg..........         --            --        88,888          --          2,029,308         --
Jeryl L. Hilleman..........     35,000        19,950        88,888          --          2,029,308         --
Peter L. Brooks............         --            --       175,000          --          3,150,000         --

---------------
(1) Value realized reflects the fair market value of our common stock underlying the option on the date of exercise minus the aggregate exercise price of the option.

(2) Value of unexercised in-the-money options are based on a value of $30.00 per share, the last reported sale price of our common stock on the Nasdaq National Market on December 31, 1999, minus the per share exercise price, multiplied by the number of shares underlying the option.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

          The Compensation Committee of the Board of Directors (the "Committee"), comprising three outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

          Compensation Philosophy. The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy, and management requirements. These principles are summarized as follows:

        - Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

        - Motivate executives to achieve optimum performance for the Company;

        - Align the financial interest of executives and stockholders through equity-based plans;

        - Provide a total compensation program that recognizes individual contributions as well as overall business results.

          Compensation Program. The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Stock Plan. There are two major components to the Company's executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

     1. Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at medical product, biotechnology and high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

     2. Long-Term Incentives. The Company's Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity.

     3.Benefits. The Company provides benefits to the named executive officers that are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for the calendar year 1999 for any executive officer.

1999 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     In determining Mr. Goldby's salary for 1999, the Committee considered competitive compensation data for chairmen and chief executive officers of similar companies within the chemical and life science industries, taking into account Mr. Goldby's experience and knowledge. The Committee determined that it was appropriate to increase Mr. Goldby's annual salary from $250,080 to $265,084 commencing in March 1999.

SECTION 162(m) OF THE INTERNAL REVENUE CODE LIMITATIONS ON EXECUTIVE
COMPENSATION

     In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended, (the "Code"). Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during fiscal 1999.

     It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's stockholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

     The foregoing Committee Report shall not be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                                        Respectfully submitted,

                                        The Compensation Committee of the Board
                                        of Directors
                                        Samuel D. Colella
                                        Mario M. Rosati
                                        Isaac Stein

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market, U.S. index ("Nasdaq U.S. Index") for the period beginning on November 18, 1999, the Company's first day of trading after its initial public offering, and ending on December 31, 1999.

                 COMPARISON OF 2 MONTH CUMULATIVE TOTAL RETURN*
                        AMONG SYMYX TECHNOLOGIES, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE S & P BIOTECHNOLOGY INDEX



* $100 INVESTED ON 11/18/99 IN STOCK OR ON 10/31/99 IN INDEX --
 INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

SYMYX TECHNOLOGIES

                                                    CUMULATIVE TOTAL RETURN
                                                    -----------------------
                                                  11/18/99    11/99     12/99
                                                  --------    ------    ------
SYMYX TECHNOLOGIES, INC.                           100.00     246.43    214.29
NASDAQ STOCK MARKET (U.S.)                         100.00     110.67    134.54
S & P BIOTECHNOLOGY                                100.00     114.27    150.63

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of March 3, 2000, by (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

                                                          SHARES BENEFICIALLY OWNED
                                                    --------------------------------------
                                                      TOTAL      SHARES SUBJECT
                 BENEFICIAL OWNER                    NUMBER        TO OPTIONS      PERCENT
                 ----------------                   ---------    --------------    -------
5% Stockholders:
Institutional Venture Partners Entities(1)........  2,897,216             --         9.8%
  3000 Sand Hill Road
  Building 2, Suite 290
  Menlo Park, CA 94025
Venrock Associates Entities(2)....................  1,695,983             --         5.7
  30 Rockefeller Plaza,
  Room 5508
  New York, NY 10122
EXECUTIVE OFFICERS AND DIRECTORS:
Steven D. Goldby(3)...............................    760,612        305,612         2.6
Isy Goldwasser....................................    593,944        228,389         2.0
W. Henry Weinberg, Ph.D...........................  1,040,333        359,778         3.5
Jeryl L. Hilleman(4)..............................    477,582        263,945         1.6
Peter L. Brooks...................................    175,000        175,000           *
Thomas R. Baruch(5)...............................    604,505         23,333         2.0
Samuel D. Colella(6)..............................  2,897,216             --         9.8
Martin Gerstel(7).................................    175,000             --           *
Baron Gaulthaus Kraijenhoff.......................    123,922             --           *
Francois A. L'Eplattenier.........................     38,888             --           *
Kenneth J. Nussbacher (8).........................    154,000             --           *
Mario M. Rosati(9)................................     77,777             --           *
Peter G. Schultz, Ph.D.(10).......................  1,211,955             --         4.1
Isaac Stein(11)...................................    353,888         23,333         1.2
All directors and executive officers as a group
  (14 persons)....................................  8,684,622      1,379,390        29.3

---------------
  *  Less than 1% of the outstanding shares of common stock.

 (1) Includes 2,723,387 shares held by Institutional Venture Partners VI, L.P., 57,942 shares held by Institutional Venture Management VI, L.P. and 115,887 shares held by IVP Founders Fund I, L.P.

 (2) Includes 1,030,942 shares held by Venrock Associates and 665,041 shares held by Venrock Associates II, L.P. The general partners of Venrock Associates and Venrock Associates II, L.P. are Anthony B. Evnin, David R. Hathaway, Patrick F. Latterell, Ted H. McCourtney, Ray A. Rothrock, Kimberly A. Rummelsburg and Anthony Sun.

 (3) Includes 455,000 shares held by the Steven Goldby and Florence Goldby Trust, of which Mr. Goldby is trustee.

 (4) Includes 198,334 shares held by Jeryl L. Hilleman and William A. Albright, Jr. as trustees of the Hilleman/Albright Family Trust. Also includes 3,888 shares held by Craig Albright as trustee of the Colin M. Albright 1991 Trust Agreement dated October 3, 1991, 7,777 shares held by Craig Albright as trustee of the Caroline V. Albright 1995 Trust Agreement dated April 24, 1995, and 3,888 shares held by Craig Albright as trustee of the Evan M. Albright 1991 Trust Agreement dated October 3, 1991. Ms. Hilleman disclaims beneficial ownership of an aggregate of 15,553 shares held in trust for the benefit of her children.

 (5) Includes 408,333 shares held by Chemicals and Materials Enterprise Associates Limited Partnership and 172,839 shares held by CMEA Life Sciences Fund, L.P. Mr. Baruch is a general partner of each of these entities and disclaims beneficial ownership of these shares, except to the extent of his proportionate partnership interest therein.

 (6) Includes 2,723,387 shares held by Institutional Venture Partners VI, L.P., 57,942 shares held by Institutional Venture Management VI, L.P. and 115,887 shares held by IVP Founders Fund I, L.P. Mr. Colella is a general partner of each of these entities and disclaims beneficial ownership of these shares except to the extent of his individual partnership interests therein.

 (7) Includes 175,000 shares held by Shomar Corporation. Mr. Gerstel and his wife are the sole owners of this entity.

 (8) Includes 154,000 shares held by the Kenneth Nussbacher and Loretta Nussbacher Revocable Trust of which Mr. Nussbacher is a Trustee.

 (9) Includes 70,000 shares held by WS Investment Company 95A. Mr. Rosati is a general partner of this entity and disclaims beneficial ownership of the shares held by it, except to the extent of his proportionate partnership interest therein.

(10) Includes 388,888 shares held by George E. Schultz as trustee of the Schultz Children's Trust. Dr. Schultz disclaims beneficial ownership of these shares. Dr. Schultz has expressed an interest in acquiring shares in the offering.

(11) Includes 311,111 shares held by the Isaac Stein and Madeline Johnson Stein Revocable Trust, of which Mr. Stein is a trustee, and 19,444 shares held by Stein Partners, of which Mr. Stein is a general partner.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms submitted to it during the year ended December 31, 1999 (the "Last Fiscal Year"), the Company believes that, during the Last Fiscal Year, all officers, directors and beneficial owners of more than 10% of the outstanding Common Stock complied with all section 16(a) requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOANS TO OFFICERS

     We have implemented a program under which our directors, executive officers and a number of other key employees are permitted to purchase restricted stock or to exercise their outstanding options as to both vested and unvested shares, with unvested shares being subject to a right of repurchase at cost in favor of Symyx in the event of termination of employment prior to vesting of all shares. Under this program, the participants paid the exercise price for their outstanding options pursuant to full recourse promissory notes. The notes bear interest at rates between 4.6% and 6.0% per annum and are due and payable on the earlier of 120 days after termination of the participant's employment with us, or on various dates beginning in February 2003. The principal amounts of each note payable by a director or executive officer are set forth below:

             DIRECTOR OR EXECUTIVE OFFICER                NOTE AMOUNT
             -----------------------------                -----------
Steven D. Goldby........................................   $303,750
Isy Goldwasser..........................................     50,000
W. Henry Weinberg, Ph.D.................................     80,000
Jeryl L. Hilleman.......................................     13,500

PAYMENTS TO OFFICERS

     In 1999 we made a housing allowance and relocation payment of $60,000 to W. Henry Weinberg, Ph.D. in connection with his employment with us.

CHANGE OF CONTROL AGREEMENTS

     We have entered into change of control agreements with Steven D. Goldby, Isy Goldwasser, W. Henry Weinberg and Jeryl L. Hilleman. In the event of a change of control of Symyx (as defined in the agreements) and the actual or constructive termination of employment, without cause, of the executive within 18 months following the change of control, all outstanding stock options issued to the executive will be accelerated and all of our rights to repurchase their restricted stock will lapse. Under these agreements, constructive termination of employment means the executive's resignation following a reduction in salary, a material reduction in employment-related responsibilities or a requirement to relocate outside the Silicon Valley area.

OTHER TRANSACTIONS

     Mario M. Rosati, one of our directors, is also a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which has served as our outside corporate counsel since our formation.

POLICY REGARDING TRANSACTIONS WITH AFFILIATES

     It is our policy that future transactions with affiliates, including any loans we make to our officers, directors, principal stockholders or other affiliates will be on terms no less favorable to us than we could have obtained from unaffiliated third parties. These transactions will be approved by a majority of our board of directors, including a majority of the independent and disinterested members or, if required by law, a majority of our disinterested stockholders.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

                             THE BOARD OF DIRECTORS

Santa Clara, California
April 25, 2000

                            SYMYX TECHNOLOGIES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                            WEDNESDAY, JUNE 14, 2000
                        9:00 A.M. PACIFIC STANDARD TIME
                            SYMYX TECHNOLOGIES, INC.
                             3100 CENTRAL EXPRESSWAY
                              SANTA CLARA, CA 95051



[SYMYX LOGO]

                SYMYX TECHNOLOGIES, INC.
                3100 CENTRAL EXPRESSWAY,                                   PROXY
                SANTA CLARA, CA  95051

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JUNE 14, 2000

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Steven D. Goldby and Jeryl L. Hilleman, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.



                      SEE REVERSE FOR VOTING INSTRUCTIONS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors: 01 Thomas R. Baruch   03 Martin Gerstel    [ ] Vote FOR            [ ] Vote WITHHELD
                          02 Samuel D. Collela                           all nominees            from all nominees
                                                                         (except as marked)

                                                                                  ____________________________
(Instructions: To withhold authority to vote for any indicated nominee,          /                           /
write the number(s) of the nominee(s) in the box provided to the right.)        /___________________________/

2. Ratifying the appointment of Ernst & Young LLP as independent auditors of the
   Company for the fiscal year ending December 31, 2000.             [ ] For        [ ] Against       [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change? Mark Box  [ ]
Indicate changes below:                          Date___________________________

                                                 ______________________________
                                                /                             /
                                               /_____________________________/


                                                  Signature(s) in Box
                                                  Please sign exactly as your
                                                  name(s) appear on Proxy. If
                                                  held in joint tenancy, all
                                                  persons must sign. Trustees,
                                                  administrators, etc. should
                                                  include title and authority.
                                                  Corporations should provide
                                                  full name of corporation and
                                                  title of authorized officer
                                                  signing the proxy.